EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Henry Schein, Inc. 401(k) Savings Plan

New York, New York

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-253633, 333-212994, 333-192788, 333-171400, 333-164360, 333-111914, 333-91778, 333-35144, 333-39893, 333-33193, and 333-05453) of Henry Schein, Inc. of our report dated June 25, 2021, relating to the financial statements and supplemental schedules of the Henry Schein, Inc. 401(k) Savings Plan which appear in this Form 11-K for the year ended December 31, 2020.

/s/ BDO USA, LLP

New York, New York

June 25, 2021